Exhibit 99.1
NEWS RELEASE — for immediate release
Staccato® Loxapine (AZ-004) Reduced Signs and Symptoms of
Agitation as Early as Ten Minutes After Dosing in Patients
with Schizophrenia or Bipolar Disorder
Additional Phase 3 Analyses and Phase 1 Cardiovascular Safety Data
Presented by Alexza Pharmaceuticals at the American Psychiatric
Association 2010 Annual Meeting
New Orleans, Louisiana — May 26, 2010 — Results of clinical studies in patients with schizophrenia or bipolar disorder demonstrated that Staccato® loxapine (AZ-004) reduced agitation in patients, regardless of the level of agitation at baseline. Improvement in agitation levels were observed as early as 10 minutes after dosing on the standard components of agitation as measured by the Positive and Negative Syndrome Scale — Excited Component (PEC). Staccato loxapine also had no significant hemodynamic effect in subjects taking chronic antipsychotic treatment and did not significantly prolong the QT interval at therapeutic doses. These and other efficacy and safety data from clinical trials involving more than 700 patients and subjects were presented in poster presentations today at the Annual Scientific Sessions of the American Psychiatric Association meeting in New Orleans, LA.
Staccato loxapine is being developed by Alexza Pharmaceuticals, Inc. (Mountain View, CA) for the rapid treatment of agitation in patients with schizophrenia or bipolar disorder. Agitation is distressing for patients and their caregivers as well as a challenge for health-care professionals to manage. An AZ-004 New Drug Application is currently under review by the U.S. Food and Drug Administration, with a PDUFA goal date of October 11, 2010. The studies being reported were sponsored by Alexza, and the AZ-004 rights for the treatment of psychiatric and/or neurological indications and the symptoms associated with these indications have been licensed in the United States and Canada to Biovail Laboratories International, SRL, a subsidiary of Biovail Corporation of Mississauga, Canada.
“As previously reported, our Phase 3 studies showed that Staccato loxapine was effective in relieving the symptoms of agitation, with an onset of effect occurring in as little as 10 minutes. Additional analyses of our Phase 3 data show that AZ-004 rapidly treated the five individual dimensions of agitation in patients with schizophrenia or bipolar disorder,” said James V. Cassella, PhD, Senior Vice President, Research and Development, Alexza Pharmaceuticals Inc.
About the AZ-004 Efficacy Studies
The additional efficacy results from two randomized, double-blind, and placebo-controlled Phase 3 clinical trials assessing the efficacy and safety of Staccato loxapine in treating agitation in patients with schizophrenia or bipolar disorder were presented in the poster, “Treating Agitation with Inhaled Loxapine (AZ-004): Efficacy Analyses in Patients with Schizophrenia or Bipolar Disorder” (Poster Session 6).
In the Phase 3 clinical trials, loxapine was administered via inhalation using the Staccato system, which delivers thermally-generated drug aerosol to the deep lungs for rapid systemic absorption with IV-like pharmacokinetics. Adults 18 to 65 years of age who met DSM-IV criteria for schizophrenia or bipolar I disorder, and presented with a relevant degree of agitation at baseline, were included in the trials. A total of 344 patients with schizophrenia and 314 patients with bipolar I disorder were randomized to receive either 0 mg, 5 mg or 10 mg of AZ-004 in an in-patient treatment facility. Up to three doses of AZ-004 could be administered to each patient during the 24-hour study period.
The primary efficacy assessment in the studies was the change from baseline at 2 hours post-dose using the total PEC score. In each study, change from baseline for each of the five items comprising the total PEC score (hostility, uncooperativeness, excitement, poor impulse control and tension, each scored 1-7) was determined starting at 10 minutes post-dose. In addition, patients were grouped by baseline severity of agitation (median split) using the total PEC scores for each study and response rates for the higher and lower agitation populations were compared.
Each of the five items comprising the PEC scale improved with AZ-004 treatment, with differences from placebo starting at 10 minutes after dosing. On average, each item improved 1 to 2 units from baseline over the first two hours post-dose for both patient groups. Thus, the change in total PEC score observed with Staccato loxapine treatment derives from similar changes on each of the five items assessed. The median PEC score at baseline was 17 across the two studies. For the 10 mg dose groups and patients having a total PEC score of 17 or less at baseline, there was on average a total PEC score improvement of 8.3 and 8.5 units for patients with schizophrenia and bipolar disorder, respectively. For patients having a total PEC score of higher than 17 at baseline, there was on average a total PEC score improvement of 8.9 and 9.7 units for patients with schizophrenia and bipolar disorder, respectively.
About the AZ-004 Cardiovascular Safety Studies
The cardiovascular safety of Staccato loxapine was assessed in a Phase 1 study of 32 subjects taking chronic antipsychotic medication and in a thorough QT study (TQT) in 48 healthy volunteers. These results were presented in the poster presentation, “The Cardiovascular Safety of Inhaled Loxapine (AZ-004)” (Poster Session 6).
The Phase 1 study was a double-blind, placebo-controlled, parallel group investigation of the safety of repeat doses of AZ-004 (at time 0, 4 and 8 hours) in patients 18 to 65 years of age who were taking chronic antipsychotic medication. Participants were randomly assigned to receive either 5 mg x 3 doses, 10 mg x 3 doses, 10 mg followed by two doses of 5 mg, or placebo x 3 doses.

There were no clinically significant mean changes in heart rate or blood pressure (BP) with repeat dosing in subjects on chronic antipsychotic medication. In the highest dose group (10 mg x 3 doses), mean changes from baseline in systolic BP were -1.75, -3.13, and -4.38 mm Hg at 10 minutes after the first, second and third doses, respectively.
The TQT study was a double-blind, double-dummy, active- and placebo-controlled, 3 period crossover study investigating the effect on the QT interval of single doses of 10 mg AZ-004, 400 mg oral moxifloxacin (active control) and placebo. In the TQT study, AZ-004 did not increase QT intervals, as demonstrated by the upper bound of the one-sided 95% confidence intervals placed on the point estimate of the placebo-subtracted change of QTcI being less than 10 ms at all eleven post-dose time points. Moxifloxacin significantly prolonged QTcI by the same metrics, demonstrating assay sensitivity. There were no clinically significant mean changes in heart rate or BP following dosing with AZ-004.
About AZ-004
AZ-004 is an anti-agitation therapeutic that combines the proprietary Staccato system with loxapine, a drug belonging to the class of compounds known generally as antipsychotics. Loxapine is currently available in oral formulations in the U.S. for the management of the manifestations of schizophrenia. The Staccato system is a hand-held, chemically-heated, single-dose inhaler that delivers a drug aerosol to the deep lung that results in IV-like pharmacokinetics and rapid systemic effects.
About Alexza
Alexza Pharmaceuticals, Inc. (NASDAQ: ALXA) is a pharmaceutical company focused on the research, development and commercialization of novel, proprietary products for the acute treatment of central nervous system conditions. Alexza’s technology, the Staccato system, provides speed of therapeutic onset that is comparable to intravenous administration, but with greater ease, patient comfort and convenience. For more information about Alexza, visit the company’s web site at www.alexza.com.
About Biovail Corporation
Biovail Corporation (NYSE: BVF) is a specialty pharmaceutical company engaged in the formulation, clinical testing, registration, manufacture and commercialization of pharmaceutical products. The company is focused on the development and commercialization of medicines that address unmet medical needs in niche specialty central nervous system markets. For more information about Biovail, visit the company’s web site at www.biovail.com.
Caution Regarding Forward-Looking Information and Safe Harbor Statement
To the extent any statements made in this release contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and may be forward-looking information under applicable Canadian provincial securities legislation (collectively, “forward-looking statements”). These forward-looking statements relate to, among other things, objectives, goals, targets, strategies, intentions, plans, beliefs, estimates and outlook, and can generally be identified by the use of words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may”, “potential” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.
Such statements are subject to certain risks and uncertainties, particularly those inherent in the process of developing and commercializing drugs. Forward-looking statements also involve assumptions that, if they prove incorrect, would cause results to differ materially from those expressed or implied by such forward-looking statements. Although Alexza and Biovail believe that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties, and undue reliance should not be placed on such statements. Certain material factors or assumptions are applied in making forward-looking statements, including, but not limited to, factors and assumptions regarding the reliability of research findings, and actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results to differ materially from these expectations include, among other things: uncertainties associated with the launch of a new product and the accuracy of associated research, uncertainties with respect to the development path that will be required by regulatory authorities and uncertainties with respect to the results of future clinical trials, the regulatory environment and associated filings and approvals.
These and other risks concerning Alexza’s business are described in additional detail in Alexza’s Annual Report on Form 10-K for the year ended December 31, 2009, and Alexza’s other Periodic and Current Reports filed with the U.S. Securities and Exchange Commission including the risks under the headings: “We have a history of net losses. We expect to continue to incur substantial and increasing net losses for the foreseeable future, and we may never achieve or maintain profitability.”, “We will need substantial additional capital in the future. If additional capital is not available, we will have to delay, reduce or cease operations.” and “Regulatory authorities may not approve our product candidates even if they meet safety and efficacy endpoints in clinical trials.”
These and other risks are detailed from time to time in Biovail’s filings with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators, as well as Biovail’s ability to anticipate and manage the risks associated with the foregoing. Additional information about these factors and about the material factors or assumptions underlying such forward looking statements may be found in the body of this release, as well as under Item 1A. in Biovail’s most recent Annual Report on Form 10-K for the fiscal year ended December 31 2009 and under Item 1A. in Biovail’s most recent Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010.

Forward-looking statements contained in this announcement are made as of this date, and neither Alexza or Biovail undertake any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.
Alexza and Biovail caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to Alexza or Biovail, investors and others should carefully consider the foregoing factors and other uncertainties and potential events.
SOURCES: Alexza Pharmaceuticals, Inc., and Biovail Corporation
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Media and investor contact:

Alexza Pharmaceuticals:	Thomas B. King	August J. Moretti
	President and CEO	Senior Vice President and CFO
	650-944-7634	650-944-7788
	tking@alexza.com	amoretti@alexza.com

Biovail Corporation:	Nelson F. Isabel
Vice-President, Investor Relations and Corporate Communications
905-286-3000
Staccato® is a registered trademark of Alexza Pharmaceuticals, Inc.